Exhibit 99.2

Noble Corporation plc 10 Brook Street London W1S 1BG England

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES COMPREHENSIVE FINANCIAL

RESTRUCTURING AND DELEVERAGING TRANSACTION

•	Restructuring support agreement provides for elimination of all of the Company’s bond debt, which represents over $3.4 billion of debt

•	Company expects to emerge with new $675 million secured revolving credit facility and $200 million of new investment from existing creditors

•	Noble operations are continuing without interruption; no impact expected for customers, vendors, or employees

•	Restructuring implemented through voluntary chapter 11 process

LONDON, July 31, 2020—Noble Corporation plc (NYSE: NE) (“Noble” or “the Company”) today announced that it has entered into a restructuring support agreement (the “Agreement”) with two ad hoc groups of the largest holders of the Company’s outstanding bond debt regarding a consensual financial restructuring transaction that will significantly deleverage the Company’s balance sheet and position the Company for long term growth.

The Agreement outlines, among other things, a comprehensive plan for the elimination of all of the Company’s bond debt, which currently represents over $3.4 billion of debt, through the cancellation and exchange of debt for new equity in the reorganized company. As further support for the deleveraging transaction, the Company’s major bondholders have agreed to invest $200 million of new capital in the form of new second lien notes. In addition, the Company is expected to emerge with an enhanced liquidity position supported by a new $675 million secured revolving credit facility to be provided by its current syndicate of revolving credit facility lenders, with JPMorgan Chase Bank, N.A. as administrative agent. The significant reduction of debt and annual interest expense, combined with a strong liquidity position, will enable the Company to reorient itself toward future growth and value creation for all stakeholders.

In order to implement the restructuring transaction, the Company and selected subsidiaries have filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Chapter 11 Cases”).

The restructuring will be implemented through a plan of reorganization that the Company expects to be confirmed by this fall, allowing the Company’s emergence from chapter 11 before year end.

The Company has sufficient capital to fund its worldwide operations and does not require additional post-petition financing at this time. Noble plans to continue to operate as normal and without interruption for the duration of the restructuring and will continue to pay employee wages and health and welfare benefits as well as vendors in the normal course.

Robert Eifler, President and Chief Executive Officer, stated “Along with many other businesses in our industry, Noble has been affected by the severe downturn in commodity prices which has been compounded by the Covid-19 pandemic. After many months exploring our strategic options, we concluded that a substantial deleveraging transaction implemented through a Chapter 11 filing, supported by our largest creditors, provides the best outcome for Noble and our stakeholders. Our improved balance sheet and liquidity position will enable us to further invest in our assets, customer relationships and our people. I would like to personally thank our employees for their continued dedication, as well as all of our customers and service providers for their support and partnership. We remain committed to the world class operational excellence, safety and environmental stewardship that defines Noble.”

Additional information regarding the Chapter 11 Cases will be available at www.noblecorp.com/restructuring. Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, EPIQ Restructuring Services, LLC, at https://dm.epiq11.com/noble. Questions should be directed to our dedicated restructuring hotline by phone at 855-917-3560 (toll free in the U.S.) or 503-597-7713 (for international callers), or by e-mail at NobleInfo@epiqglobal.com.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Noble, Evercore is serving as the Company’s financial advisor, and AlixPartners LLP is serving as operational advisor. Porter Hedges LLP is serving as local legal counsel and EPIQ Restructuring Services LLC is serving as administrative agent.

Kramer Levin Naftalis & Frankel LLP and Akin Gump LLP are serving as co-legal counsel and Ducera Partners LLC is serving as financial advisor to an ad hoc group of the Company’s priority guaranteed noteholders.

Milbank LLP is serving as legal counsel and Houlihan Lokey Capital, Inc. is serving as financial advisor to an ad hoc group of the Company’s senior noteholders.

Simpson Thacher & Bartlett LLP is serving as legal counsel and PJT Partners is serving as financial advisor to JP Morgan.

About Noble Corporation plc

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 24 offshore drilling units, consisting of 12 drillships and semisubmersibles and 12 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is a public limited company registered in England and Wales with company number 08354954 and registered office at 10 Brook Street, London, W1S 1BG England. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

This communication includes “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this communication, including those regarding the effect, impact, potential duration and other implications of the Chapter 11 Cases, the global novel strain of coronavirus (“COVID-19”) pandemic, and agreements regarding production levels among members of the Organization of Petroleum Exporting Countries and other oil and gas producing nations (“OPEC+”), and any expectations we may have with respect thereto, and those regarding rig demand, fleet condition, operational or financial performance, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of the Paragon Offshore litigation or any other dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall,” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including but not limited to whether the requisite holders of our notes will execute and deliver the restructuring support agreement, whether the other conditions to the obligations of the consenting creditors under the restructuring support agreement will be satisfied or waived, risks and uncertainties relating to the Chapter 11 Cases (including but not limited to our ability to obtain approval from the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Bankruptcy Court rulings in the Chapter 11 Cases, our ability to develop and implement a plan of reorganization that will be approved by the Bankruptcy Court and the ultimate outcome of the Chapter 11 Cases in general, the length of time we will operate under the Chapter 11 Cases, attendant risks associated with restrictions on our ability to pursue our business strategies, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on our liquidity, the potential cancellation of our ordinary shares in the Chapter 11 Cases, the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases, uncertainty regarding our ability to retain key personnel and uncertainty and continuing risks associated with our ability to achieve our stated goals and continue as a going concern), the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NC-909

07/31/2020

For additional information, contact:

Craig Muirhead

Vice President – Investor Relations and Treasurer

Noble Drilling Services Inc., 713-239-6564, or at investors@noblecorp.com